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                                                     Exhibit 99B(5)


                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------


         This Agreement is made as of January 20, 1995, between The Roulston Family of Funds, an Ohio business trust (the "Trust"), and Roulston & Company, Inc., an Ohio corporation (the "Adviser").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to the newly created investment portfolios of the Trust and may retain the Adviser to serve in such capacity to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto (such initial investment portfolios and any such additional investment portfolios together called the "Funds") and the Adviser represents that it is willing and possesses legal authority to so furnish such services;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement, the parties hereto agree as follows:

       Section              i.              APPOINTMENT.  The Trust hereby
                                        appoints the Adviser to act as
                                        investment adviser to the Funds for the
                                        period and on the terms and subject to
                                        the conditions set forth in this
                                        Agreement. The Adviser accepts such
                                        appointment and agrees to furnish the
                                        services herein set forth for the
                                        compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.


       Section                 ii.           Investment Advisory Services.
                                        Subject to the supervision of the
                                        Trust's Board of Trustees, the Adviser
                                        shall provide a continuous investment
                                        program for the Funds, including
                                        investment, research and management with respect to all securities and investments and cash equivalents in the Funds. The Adviser shall determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Adviser shall provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in such Fund's most current Prospectus and Statement of Additional Information, as then in effect, and all amendments or supplements thereto, and resolutions of the Trust's Board of Trustees as may be adopted from time to time. The Adviser further agrees that it:

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                              (i)          will use the same skill and care in
                                        providing such services as it uses in
                                        providing services to any fiduciary
                                        accounts for which it has investment
                                        responsibilities;

                              (ii)         will conform with all applicable
                                        Rules and Regulations of the Securities
                                        and Exchange Commission (the
                                        "Commission") and, in addition, will
                                        conduct its activities under this
                                        Agreement in accordance with any
                                        applicable regulations of any
                                        governmental authority pertaining to the investment advisory activities of the Adviser;

                              (iii)        will place orders pursuant to its
                                        investment determinations for the Funds
                                        either directly with the issuer or with
                                        any broker or dealer. In placing orders
                                        with brokers and dealers, the Adviser
                                        will attempt to obtain and is hereby
                                        directed to obtain prompt execution of
                                        orders in an effective manner at the
                                        most favorable price. Consistent with
                                        this obligation, the Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Adviser with brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934). Subject to the review of the Trust's Board of Trustees from time-to-time with respect to the extent and continuation of this policy, the Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion. In no


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                                        instance will portfolio securities be
                                        purchased from or sold to Roulston
                                        Research Corp., the Adviser, or any
                                        affiliated person of the Trust, Roulston
                                        Research Corp. or the Adviser unless
                                        otherwise permitted by the 1940 Act, an
                                        exemption therefrom, or an order
                                        thereunder;

                              (iv)         will maintain all books and records
                                        with respect to the securities
                                        transactions of the Funds and will
                                        furnish the Trust's Board of Trustees
                                        such periodic and special reports as the Board may request; and

                              (v)          will advise and assist the officers
                                        of the Trust in taking such actions as
                                        may be necessary or appropriate to carry out the decisions of the Trust's Board of Trustees and of the appropriate com-mittees of such Board regarding the conduct of the business of the Funds; and

       Section          iii.       EXPENSES. During the term of this Agreement,
                              the Adviser will pay all expenses incurred by it in connection with its activities, duties and obligations under this Agreement, other than the costs of securities (including brokerage fees, if any) purchased for the Funds.

       Section          iv.       COMPENSATION.  For the services provided and
                              the expenses assumed pursuant to this Agreement, each of the Funds will pay the Adviser and the Adviser will accept as full compensation therefor a fee set forth on Schedule A hereto. The obligations of the Funds to pay the above-described fee to the Adviser will begin as of the respective dates of the initial public sale of shares in the Funds, including any shares sold or exchanged in connection with a merger, consolidation or reorganization involving one or more of the Funds.

         If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Adviser will reimburse such Fund for such excess expenses. The obligation of the Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year; provided, however, that notwithstanding the foregoing, the Adviser shall reimburse the Funds for such excess expenses regardless of the


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amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

       Section           v.       LIMITATION OF LIABILITY.  The
                              Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

       Section           vi.      DURATION AND TERMINATION.  This Agreement will
                              become effective as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements, if any, under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until January 20, 1997.

         Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each ending on January 20th of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

       Section      vii.       NAME.  The Trust hereby acknowledges that the
                            name "Roulston" is a property right of the Adviser. The Adviser agrees that the Trust and the Funds may, so long as this Agreement



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                              remains in effect, use "Roulston" as part of its
                              name. The Adviser may permit other persons, firms or corporations, including other investment companies, to use such name and may, upon termination of this Agreement, require the Trust and the Funds to refrain from using the name "Roulston" in any form or combination in its name or in its business or in the name of any of its Funds, and the Trust shall, as soon as practicable following its receipt of any such request from the Adviser, so refrain from using such name.

         Section     viii.          ADVISER'S REPRESENTATIONS. The Adviser
                              hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations.

         Section     ix.           AMENDMENT OF THIS AGREEMENT.  No provision
                              of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         Section     x.           MISCELLANEOUS.  The captions in this
                              Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of Ohio.

         The Roulston Family of Funds is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Roulston Family of Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                           THE ROULSTON FAMILY OF FUNDS


                                           By:    /s/ Scott D. Roulston
                                                  -----------------------------

                                           Name:  Scott D. Roulston
                                                  -----------------------------

                                           Title: President
                                                  -----------------------------


                                           ROULSTON & COMPANY, INC.


                                           By:     /s/ Ronald G. Fountain
                                                  -----------------------------

                                           Name:   Ronald G. Fountain
                                                  -----------------------------

                                           Title\: Sr. Exec. V.P.
                                                  -----------------------------

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                                   Dated as of:               January 20, 1995
                                   Amended as of:             November 30, 1996


                                  SCHEDULE "A"
                                  ------------
                          Investment Advisory Agreement
                                     between



                                 FAIRPORT FUNDS
                                       and
                            ROULSTON & COMPANY, INC.



Name of Fund                            Compensation*
------------                            -------------

FAIRPORT MIDWEST GROWTH FUND            Annual rate of seventy-five one
                                        hundredths of one percent (0.75%) of the average daily net assets of such Fund up to $100 Million and fifty one-hundredths of one percent (0.50%) of the average daily net assets of such Fund of $100
                                        Million or more.

FAIRPORT GROWTH AND INCOME FUND         Annual rate of seventy-five one
                                        hundredths of one percent (0.75%) of the average daily net assets of such Fund up to $100 Million and fifty one-hundredths of one percent (0.50%) of the average daily net assets of such Fund of $100
                                        Million or more.

FAIRPORT GOVERNMENT SECURITIES FUND     Annual rate of twenty-five
                                        one-hundredths of one percent (.25%) of
                                        the average daily net assets of such
                                        Fund up to $100 Million and one hundred
                                        twenty-five one thousandths of one
                                        percent (0.125%) of the average daily
                                        net assets of such Fund of $100 Million
                                        or more.

ROULSTON & COMPANY, INC.                FAIRPORT FUNDS



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By:                                         By:
      ---------------------------                 ----------------------------

Name:                                       Name:      Scott D. Roulston
      ---------------------------                 ----------------------------

Title:                                      Title:     President
      ---------------------------                 ----------------------------

                    * All fees are computed and paid monthly.


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